UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 22, 2010

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 22, 2010, the Compensation Committee (the "Committee") of the Board of Directors of Corinthian Colleges, Inc. (the "Company") approved a new executive bonus arrangement for the Company's fiscal year ending June 30, 2011, pursuant to the Company's 2003 Performance Award Plan, as amended and restated. This bonus arrangement applies to Peter Waller, the Company's Chief Executive Officer, and sets forth the bonus targets and the performance criteria upon which Mr. Waller's fiscal 2011 bonus will be based. The performance criteria for Mr. Waller, who is a "named executive officer" of the Company, include regulatory compliance requirements and operating profit targets for the Company. Among other criteria, regulatory compliance includes meeting certain student outcome objectives. The Committee reviewed the chief executive officer compensation structures of peer companies both within and outside of private sector education to determine Mr. Waller's total compensation package. Based upon this review, the Committee set Mr. Waller's target bonus for fiscal year 2011 at 115% of his base salary. In addition, the Committee approved an increase in Mr. Waller's annual base salary for fiscal 2011 to $775,000.

The foregoing summary of Mr. Waller's bonus arrangement is qualified in its entirety by reference to the text of the Form of Executive Bonus Plan and the Form of Executive Bonus Plan Schedule, copies of which were filed as Exhibits 10.1 and 10.2, respectively, to the Company's Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

July 27, 2010	By:	Stan A. Mortensen

Name: Stan A. Mortensen
Title: Executive Vice President and General Counsel